UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2008

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 27, 2008, Grant Thornton LLP (“Grant Thornton”) informed the Audit Committee of the Board of Directors of P&F Industries, Inc. (the “Registrant”) that it was resigning as the Registrant’s independent registered public accounting firm effective as of the date of the completion of Grant Thornton’s review of the Registrant’s interim financial information in connection with the Registrant’s fiscal quarter ended March 31, 2008.

Grant Thornton’s report on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2007 and 2006, and during the period from January 1, 2008 through the date of the filing of this Current Report on Form 8-K (this “Form 8-K”), there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

During the fiscal years ended December 31, 2007 and 2006, and during the period from January 1, 2008 through the date of the filing of this Form 8-K, Grant Thornton did not advise the Registrant of any matter set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K under the Securities Exchange Act of 1934.

The Registrant requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Grant Thornton’s letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

16.1	Letter from Grant Thornton to the Securities and Exchange Commission dated April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date:                    April 2, 2008

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer